Exhibit 4.1

[FORM OF ADR]

Number	CUSIP NUMBER: _______

_____________

[American Depositary Shares (each American Depositary Share representing the right to receive two (2) fully paid common shares, each having a par value of NT$10.00 per share)]

[Temporary American Depositary Shares (each Temporary American Depositary Share representing an undivided interest in a global certificate of payment, each interest representing the irrevocable right to receive [two (2)] fully paid common shares, each having a par value of NT$10.00 per share)]

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

[DEPOSITED COMMON SHARES]

[INTERESTS IN THE DEPOSITED CERTIFICATE OF PAYMENT]

of

ASE INDUSTRIAL HOLDING CO., LTD.

(Incorporated under the laws of the Republic of China)

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the “Depositary”), hereby certifies that _____________is the owner of ______________ American Depositary Shares (hereinafter “ADS”) representing deposited [common shares] [interests in a global Certificate of Payment representing the irrevocable right to receive common shares], par value NT$10.00 per share, including evidence of rights to receive such [common shares (the “Shares”)] [interests in the Certificate of Payment (the “Certificate of Payment”)] (such [Shares are] [Certificate of Payment is] hereafter called “Eligible Securities”), of ASE Industrial Holding Co., Ltd., a corporation incorporated under the laws of the Republic of China (the “Company”). As of the date hereof, each ADS represents the right to receive two (2) [an interest in a global Certificate of Payment, each interest representing the irrevocable right to receive two (2)] Shares deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Citibank, Taiwan Ltd. (the “Custodian”). The ADS(s)-to-Share(s) ratio is subject to amendment as provided in Articles IV and VI of the Deposit Agreement. The Depositary’s Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

(1)       The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts (“ADRs”), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of [date], 2017 (as amended and supplemented from time to time, the “Deposit Agreement”), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of ADSs issued thereunder. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of ADSs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other Deposited Property (as defined in the Deposit Agreement) from time to time received and held on deposit in respect of the ADSs. Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

The statements made on the face and reverse of this ADR are summaries of certain provisions of the Deposit Agreement and the Articles of Incorporation of the Company (as in effect on the date of the signing of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement and the Articles of Incorporation, to which reference is hereby made.

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All capitalized terms not defined herein shall have the meanings ascribed thereto in the Deposit Agreement.

The Depositary makes no representation or warranty as to the validity or worth of the Deposited Property. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs. The Depositary may issue Uncertificated ADSs subject, however, to the terms and conditions of Section 2.13 of the Deposit Agreement.

(2)       Surrender of ADSs and Withdrawal of Deposited Securities.(a) ROC Requirements: The Depositary and the Company have been advised that under ROC law, as in effect as of the date hereof, a Holder who is a non-ROC person (other than a PRC person, except for a QDII (as defined below), or a person with prior approval from the Investment Commission of the Ministry of Economic Affairs, ROC) wishing to withdraw Deposited Securities from the ADR Facility is required to (i) register with the TSE for making investment in the ROC securities market, (ii) obtain a foreign investor investment identification (the "Foreign Investor Investment I.D.") issued pursuant to the ROC Regulations Governing Securities Investment by Overseas Chinese and Foreign Nationals and (iii) appoint an eligible agent in the ROC to open (a) a securities trading account, (b) a TDCC book-entry account and (c) a bank account (the securities trading account, the TDCC book-entry account, and the bank account, collectively, the "Accounts"), to pay ROC taxes, remit funds, exercise shareholders' rights and perform such other functions as may be designated by such withdrawing Holder.  In addition, such withdrawing Holder is also required to appoint a custodian bank to hold the securities in safekeeping, make confirmations and settle trades and report all relevant information.  Without obtaining the Foreign Investor Investment I.D. and opening such Accounts, the withdrawing Holder would be unable to hold or subsequently sell the Deposited Securities withdrawn from the ADR Facility on the TSE or otherwise.  No assurance can be given that a withdrawing Holder will be able to obtain the Foreign Investor Investment I.D. in a timely manner.  In addition, such withdrawing Holders will be required to appoint an eligible agent in the ROC for filing tax returns and making tax payments (a "Tax Guarantor").  Such Tax Guarantor will be required to meet the qualifications set by the Ministry of Finance of the ROC and will act as the guarantor of the withdrawing Holder's tax payment obligations.  Subject to certain limited exceptions, under current ROC law, repatriation of profits by a non-ROC withdrawing Holder is subject to the submission of evidence of the appointment of a Tax Guarantor to, and approval thereof by, the tax authority.  Under the Regulations Governing Mainland China Investor's Securities Investments and Futures Trading in Taiwan promulgated by the FSC, a PRC qualified domestic institutional investor ("QDII") is allowed to invest in ROC securities.  The custodians of QDIIs must apply with the TSE for the remittance amount of each QDII which cannot exceed US$100 million, the total investment amount of all QDIIs may not exceed US$500 million, and such QDII can only invest in the ROC securities market with the amount approved by the TSE.  Additionally, PRC investors (including QDIIs) in the aggregate shall not hold 10% or more of such ROC company's issued and outstanding voting shares.  The laws of the Republic of China applicable to the withdrawal of Deposited Securities may change from time to time.  There can be no

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assurance that current law will remain in effect or that future changes of ROC law will not adversely affect the ability of Holders to withdraw Deposited Securities hereunder.

The Company has informed the Depositary that no Shares may be withdrawn upon presentation of ADSs (and if applicable, the ADRs evidencing such ADSs) for cancellation under Section 2.7 of the Deposit Agreement until (i) the Company has delivered written confirmation that the number of Shares requested for withdrawal have been listed for trading on the TSE (such Shares, the “Listed Shares”) to the Depositary and the Custodian, (ii) the Listed Shares have been de-materialised (such Shares, the “De-Materialised Shares,” and Shares that are both Listed Shares and De-Materialised Shares, hereinafter referred to as the “Final Shares”), and (iii) an equivalent number of Final Shares are on deposit with the Custodian. The Company has further informed the Depositary that it is expected that newly issued Shares which may be deposited by the Company from time to time and which are not listed for trading on the TSE at the time of such deposit will be listed on the TSE for trading and will be fully de-materialised, thereby becoming Final Shares, no later than five (5) business days after any such deposit. The parties hereto acknowledge and agree that (a) the Depositary will deliver Shares represented by ADSs (and if applicable, the ADRs representing such ADSs) presented for cancellation pursuant to Section 2.7 of the Deposit Agreement only to the extent of the number of Final Shares then on deposit with the Custodian, (b) the Depositary will process presentations of ADSs for withdrawal of Final Shares under Section 2.7 of the Deposit Agreement on a first come, first served basis, (c) the Depositary will complete requests for cancellation of ADSs and withdrawal of the Shares represented thereby only to the extent of the number of Final Shares at such time on deposit with the Custodian, (d) the Depositary will refuse to complete a request for cancellation of ADSs and withdrawal of Shares to the extent the number of Shares requested for withdrawal exceeds the number of Final Shares at such time deposited with the Custodian, and (e) the Depositary reserves the right to suspend withdrawals of Shares under Section 2.7 of the Deposit Agreement until such time as the requisite number of Final Shares are deposited with the Custodian. The Company agrees to deliver to the Depositary and/or the Custodian, as applicable, written confirmation of the number of Listed Shares deposited with the Custodian under the Deposit Agreement promptly upon the receipt of confirmation of listing from the TSE of such Shares.

(b) Sale of Deposited Securities. Upon surrender of ADSs at the Principal Office and upon payment of any fees, reasonable expenses, taxes or other governmental charges as provided under the Deposit Agreement, subject to the terms of the Deposit Agreement and the Company’s Articles of Incorporation, and the transfer restrictions applicable to the Deposited Securities, if any, Holders may request that the Deposited Securities represented by such Holders’ ADSs be sold on such Holder’s behalf. Any Holder requesting a sale of Deposited Securities may be required by the Depositary to deliver, or cause to be delivered, to the Depositary a written order requesting the Depositary to sell, or cause to be sold, such Deposited Securities. Any such sale of Deposited Securities will be conducted in accordance with applicable ROC law through a securities company in the ROC on the TSE or in such other manner as is or may be permitted under applicable ROC law. Any such sale of Deposited Securities will be at the expense and risk of the Holder requesting such sale. Any Holder requesting the Depositary to sell the

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Deposited Securities represented by such Holder’s ADSs may be required to enter into a separate agreement to cover the terms of the sale of such Deposited Securities.

Upon receipt of any proceeds from any such sale, the Depositary shall, subject to any restrictions imposed by ROC law and regulations, and as provided hereunder, convert or cause to be converted any such proceeds into U.S. dollars and distribute any such proceeds to the Holders entitled thereto after deduction or payment of any fees, reasonable expenses, taxes or governmental charges (including, without limitation, any ROC and U.S. taxes) incurred in connection with such sale, as provided under the Deposit Agreement. Any such sale may be subject to ROC taxation on capital gains, if any, and will be subject to a securities transaction tax in the ROC. The ROC does not, as of the date hereof, impose tax on capital gains arising from ROC securities transactions, but there can be no assurance that a capital gains tax on ROC securities transactions will not be imposed in the future or as to the manner in which any ROC capital gains tax in respect of a sale of Deposited Securities would be imposed or calculated.

(c) Withdrawal of Deposited Securities: The Holder of ADSs shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADS(s) upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office (and if applicable, the Receipts evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if so required by the Depositary, the Receipts Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, (iv) the Holder has delivered to the Depositary the applicable certification contemplated in Exhibit C to the Deposit Agreement, duly completed by or on behalf of the Beneficial Owner(s) of the ADSs surrendered for withdrawal (unless the Depositary is  otherwise instructed by the Company), and (v) all applicable fees and charges of, and reasonable expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of the Receipts evidencing the surrendered ADSs, of the Deposit Agreement, of the Company’s Articles of Incorporation and of any applicable laws and regulations of the Republic of China and of the United States and the rules of the TDCC, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the Receipts evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian’s designated office the Deposited Securities represented by the ADSs so canceled together with any

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certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of the Receipts evidencing the ADSs so canceled, of the Articles of Incorporation of the Company, of applicable laws and regulations of the Republic of China and of the United States and of the rules of the TDCC, and to the terms and conditions of  or governing the Deposited Securities,  in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than a whole number of Eligible Securities.  In the case of Delivery to it of ADSs representing a number other than a whole number of Eligible Securities, the Depositary shall cause ownership of the appropriate whole number of Eligible Securities to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Eligible Security, or (ii) sell or cause to be sold the fractional Eligible Security represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Notwithstanding anything else contained in any ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of Deposited Property consisting of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any non-cash distributions, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal.  At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held by the Custodian in respect of such ADSs to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

(3)       Transfer, Combination and Split-up of ADRs. The Registrar shall promptly register the transfer of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall promptly (x) cancel this ADR and execute new ADRs evidencing the same aggregate number and type of ADSs as those evidenced by this ADR when canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this surrendered ADR has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this surrendered ADR has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all

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applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

The Registrar shall register the split-up or combination of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by this ADR (canceled), (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

(4)       Limitations on Execution and Delivery, Transfer, Etc. As a condition precedent to the execution and delivery, the registration of issuance, transfer, split-up, combination or surrender, of any ADS, the delivery of any distribution thereon, or the withdrawal of any Deposited Property, the Depositary or the Custodian may require (i) payment from the depositor of Eligible Securities or presenter of ADSs or of this ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Eligible Securities being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 and Exhibit B to the Deposit Agreement and in this ADR, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.1 of the Deposit Agreement, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of this ADR or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of this ADR, the Deposit Agreement and applicable law.

The issuance of ADSs against deposits of Eligible Securities generally or against deposits of particular Eligible Securities may be suspended, or the deposit of particular Eligible Securities may be refused, or the registration of transfers of ADSs in particular instances may be refused, or the registration of transfer of ADSs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Eligible Securities Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law or regulation, any government or governmental body or commission or any securities exchange on which the ADSs or Eligible Securities are listed, or under any provision of the Deposit Agreement or this ADR, or under any provision of, or governing, the Deposited Securities, or because of a

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meeting of shareholders of the Company or for any other reason, subject, in all cases to paragraph (25) of this ADR. Notwithstanding any provision of the Deposit Agreement or this ADR to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities associated therewith at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Eligible Securities in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

(5)       Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement or this ADR, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of TSE, and of any other stock exchange on which the Eligible Securities or ADSs are, or will be, registered, traded or listed, or the Articles of Incorporation of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and the Eligible Securities represented by such ADSs, as the case may be) and regarding the identity of any other person(s) interested in such ADSs (and the Shares represented by such ADSs, as the case may be) and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.

(6)       Ownership Restrictions. Notwithstanding any other provision of this ADR or of the Deposit Agreement, the Company may restrict transfers of the Shares or Eligible Securities where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Articles of Incorporation of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Incorporation of the Company. Nothing herein or in the Deposit Agreement shall be interpreted as obligating the Depositary or the Company to ensure compliance with the ownership restrictions described herein or in Section 3.5 of the Deposit Agreement.

(7)       Reporting Obligations and Regulatory Approvals. Applicable laws and regulations may require holders and beneficial owners of Shares, including the Holders and Beneficial Owners of ADSs, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. Holders and Beneficial Owners of ADSs

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are solely responsible for determining and complying with such reporting requirements and for obtaining such approvals. Each Holder and each Beneficial Owner hereby agrees to make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time. Neither the Depositary, the Custodian, the Company or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Holders or Beneficial Owners to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

(8)       Liability for Taxes and Other Charges. Any tax or other governmental charge payable by the Custodian or by the Depositary with respect to any Deposited Property, ADSs or this ADR shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Property and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Property and apply such distributions and sale proceeds in payment of any taxes (including applicable interest and penalties) or charges that are or may be payable by Holders or Beneficial Owners in respect of the ADSs, Deposited Property and this ADR, the Holder and the Beneficial Owner hereof remaining liable for any deficiency. The Custodian may refuse the deposit of Eligible Securities and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer of ADSs, register the split-up or combination of ADRs and (subject to paragraph (25) of this ADR) the withdrawal of Deposited Property until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner. The obligations of Holders and Beneficial Owners under this paragraph 8 shall survive any transfer of ADSs, any cancellation of ADSs and withdrawal of Deposited Securities, and the termination of the Deposit Agreement.

(9)       Representations and Warranties of Depositors. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.14 of the Deposit Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.

Whenever the Company shall deposit any Certificate of Payment under this Deposit Agreement the Company shall be deemed thereby to represent and warrant that

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(i) such Certificate of Payment is, and the Shares to be received in exchange for the Certificate of Payment will be, duly authorized, validly issued, fully paid, non-assessable and legally obtained, (ii) all preemptive (and similar) rights, if any, with respect to such Certificate of Payment has been, and with respect to the Shares to be received in exchange for the Certificate of Payment will have been, validly waived or exercised, (iii) the Company has duly authorized the issuance of the Shares to be delivered in exchange for the Payment Certificate so presented for deposit, (iv) the Certificate of Payment presented for deposit is, and the Shares to be deposited upon the exchange of the Certificates of Payment for Shares will be, free and clear of any lien, encumbrance, security interest, change, mortgage or adverse claim, and are not, and the Temporary ADSs issuable upon such deposit will not be, Restricted Securities and (v) the Certificate of Payment presented for deposit has not been, and the Shares to be deposited upon the exchange for the Certificate of Payment will not have been, stripped of any rights or entitlements. Such representations and warranties shall survive the deposit of any Certificate of Payment, the issuance and cancellation of Temporary ADSs in respect thereof and the transfer of such Temporary ADSs.

If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

(10)       Filing Proofs, Certificates and Other Information. Any person presenting Eligible Securities for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Property, compliance with applicable laws, the terms of the Deposit Agreement or this ADR evidencing the ADSs and the provisions of, or governing, the Deposited Property, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement and this ADR. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADR or ADS or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, to the extent not limited by paragraph (25), the delivery of any Deposited Property until such proof or other information is filed or such certifications are executed, or such representations and warranties are made or such other documentation or information are provided, in each case to the Depositary’s, the Registrar’s and the Company’s satisfaction.

(11)       ADS Fees and Charges. The following ADS fees are payable under the terms of the Deposit Agreement:

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(i)	ADS Issuance Fee: by any person depositing Shares or to whom ADSs are issued upon the deposit of Shares (excluding issuances as a result of distributions described in paragraph (iv) below), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement;

(ii)	ADS Cancellation Fee: by any person surrendering ADSs for cancellation and withdrawal of Deposited Property or by any person to whom Deposited Property is delivered, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered;

(iii)	Cash Distribution Fee: by any Holder of ADSs, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements);

(iv)	Stock Distribution /Rights Exercise Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for (a) the distribution of stock dividends or other free stock distributions or (b) the exercise of rights to purchase additional ADSs;

(v)	Other Distribution Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs;

(vi)	Depositary Services Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary; and

(vii)	ADR Transfer Fee: by any person presenting ADR(s) for transfer, a fee not in excess of U.S. $1.50 per ADR so presented for transfer.

In addition, Holders, Beneficial Owners, persons depositing Shares for issuance of ADSs, and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities will be responsible for the payment of the following ADS charges under the terms of the Deposit Agreement:

(a)	taxes (including applicable interest and penalties) and other governmental charges;

(b)	such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or

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any nominees upon the making of deposits and withdrawals, respectively;

(c)	such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or withdrawing Deposited Securities or of the Holders and Beneficial Owners of ADSs;

(d)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(e)	such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

(f)	the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Property.

All ADS fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of ADS fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated by paragraph (23) of this ADR and as contemplated in the Deposit Agreement. The Depositary shall provide, without charge, a copy of its latest ADS fee schedule to anyone upon request.

ADS fees and charges payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Property, will be payable by the person to whom the ADSs so issued are delivered by the Depositary (in the case of ADS issuances) and by the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are payable by Holders as of the applicable ADS Record Date established by the Depositary. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Holders as of the ADS Record Date established by the Depositary will be invoiced for the amount of the ADS fees and charges and such ADS fees may be deducted from distributions made to Holders. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be

12

deducted from distributions made through DTC and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time. The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligations of Holders and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 of the Deposit Agreement, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

(12)       Title to ADRs. Subject to the limitations contained in the Deposit Agreement and in this ADR, it is a condition of this ADR, and every successive Holder of this ADR by accepting or holding the same consents and agrees, that title to this ADR (and to each Certificated ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, this ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this ADR (that is, the person in whose name this ADR is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this ADR to any holder of this ADR or any Beneficial Owner unless, in the case of a holder of ADSs, such holder is the Holder of this ADR registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner’s representative, is the Holder registered on the books of the Depositary.

(13)       Validity of ADR. The Holder(s) of this ADR (and the ADSs represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this ADR has been (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADRs. An ADR bearing

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the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary.

(14)       Available Information; Reports; Inspection of Transfer Books.

As of the date of the Deposit Agreement, the Company is subject to the periodic reporting requirements of the Exchange Act and, accordingly, is required to file or furnish certain reports with the Commission. These reports can be retrieved from the Commission's website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington D.C. 20549. If at any time the Company files a Form 15F or any successor form thereto, with the Commission, which suspends the Company's duty under the Exchange Act to file or submit reports required under Sections 13(a) or 15(d) of the Exchange Act, upon the effectiveness of such Form 15F, the Company's duty to file or submit reports under Sections 13(a) or 15(d) of the Exchange Act will terminate. At that time, pursuant to Rule 12g3-2(b)(1), the Company will be exempt from the reporting obligations of the Exchange Act. In order to satisfy the conditions of Rule 12g3-2(b), the Company will publish an English translation of the information contemplated in Rule 12g3-2(b)(2)(i) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company’s primary trading market.  The Company will specify in Form 15F the internet website or the electronic information delivery system on which it intends to publish such information.  The information so published by the Company cannot be retrieved from the Commission’s internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission.  If the Form 15F is not declared effective, the Company will again be subject to the periodic reporting requirements of the Exchange Act and will be required to file with the Commission, and submit to the Commission, certain reports that can be retrieved from the Commission’s internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission.

The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company.

The Registrar shall keep books for the registration of ADSs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADSs, provided that such inspection shall not be, to the Registrar’s knowledge, for the purpose of communicating with Holders of such ADSs in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the ADSs.

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The Registrar may close the transfer books with respect to the ADSs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to paragraph (25).

Dated:

CITIBANK, N.A. Transfer Agent and Registrar		CITIBANK, N.A. as Depositary

By:		By:
	Authorized Signatory		Authorized Signatory

The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

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[FORM OF REVERSE OF ADR]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(15)       Dividends and Distributions in Cash, Shares, etc. (a) Cash Distributions: Whenever the Company it intends to make a distribution of a cash dividend or other cash distribution in respect of any Deposited Securities, the Company shall give notice thereof to the Depositary at least twenty (20) days prior to the proposed distribution specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.9 of the Deposit Agreement. Upon receipt of confirmation of the receipt of (x) any cash dividend or other cash distribution on any Deposited Securities, or (y) proceeds from the sale of any Deposited Property held in respect of the ADSs under the terms of the Deposit Agreement, the Depositary will (i) if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary (pursuant to Section 4.8 of the Deposit Agreement), be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.8 of the Deposit Agreement), (ii) if applicable and unless previously established, establish the ADS Record Date upon the terms described in Section 4.9 of the Deposit Agreement, and (iii) distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities, or from any cash proceeds from the sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary or the Custodian, as the case may be, will forward to the Company or its agent such information from its records as the company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Custodian, as the case may be, or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for Holders of ADSs. The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable Holders and Beneficial Owners

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of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.1 of the Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.1 of the Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(b) Share Distributions: Whenever the Company intends to make a distribution that consists of a dividend in, or free distribution of Eligible Securities, the Company shall give notice thereof to the Depositary at least twenty(20) days prior to the proposed distribution, specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice from the Company, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.9 of the Deposit Agreement. Upon receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary shall either (i) subject to Section 5.9 of the Deposit Agreement, distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in the aggregate the number of Eligible Securities received as such dividend, or free distribution, subject to the other terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADSs are not so distributed, take all actions necessary so that each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Eligible Securities or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.1 of the Deposit Agreement.

In the event that (x) the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, (y) if the Company in the fulfillment of its obligation under Section 5.7 of the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Eligible Securities must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), or (z) the deposit of Eligible Securities is not permitted under the laws or regulations of the Republic of China, the Depositary may dispose of all or a portion of such property (including Eligible Securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) taxes and (b) fees and charges of, and expenses

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incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1 of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.2 of the Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.2 of the Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(c) Elective Distributions in Cash or Eligible Securities: Whenever the Company intends to make a distribution payable at the election of the holders of Deposited Securities in cash or in additional Eligible Securities, the Company shall give notice thereof to the Depositary at least sixty (60) days prior to the proposed distribution specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such elective distribution and whether or not it wishes such elective distribution to be made available to Holders of ADSs. Upon the timely receipt of a notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of the Deposit Agreement. If the above conditions are not satisfied, or if the Company requests such elective distribution not to be made available to Holders of ADSs, the Depositary shall establish the ADS Record Date on the terms described in Section 4.9 of the Deposit Agreement and, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the Republic of China in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.1 of the Deposit Agreement or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.2 of the Deposit Agreement. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date on the terms described in Section 4.9 of the Deposit Agreement and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed distribution (X) in cash, the distribution shall be made upon the terms described in Section 4.1 of the Deposit Agreement, or (Y) in ADSs, the distribution shall be made upon the terms described in Section 4.2 of the Deposit Agreement. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to Holder hereof a method to receive the elective distribution in Eligible Securities (rather than ADSs). There can be no assurance that the Holders hereof will be given the opportunity to

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receive elective distributions on the same terms and conditions as the holders of Deposited Securities. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.3 of the Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.3 of the Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(d) Distribution of Rights to Purchase Additional ADSs: Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Eligible Securities, the Company shall give notice thereof to the Depositary at least sixty (60) days prior to the proposed distribution specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution and whether or not it wishes such rights to be made available to Holders of ADSs. Upon the timely receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) of the Deposit Agreement. In the event all conditions set forth above are satisfied, the Depositary shall establish the ADS Record Date (upon the terms described in Section 4.9 of the Deposit Agreement) and establish procedures to (x) distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) deliver ADSs upon the valid exercise of such rights. The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Eligible Securities (rather than ADSs). If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement or determines it is not lawful or not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine in its discretion but after consultation with the Company whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem practicable. The Depositary shall, upon such sale,

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convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms hereof and of Section 4.1 of the Deposit Agreement. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) of the Deposit Agreement or to arrange for the sale of the rights upon the terms described in Section 4.4(b) of the Deposit Agreement, the Depositary shall allow such rights to lapse. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or (iii) the content of any materials forwarded to the ADS Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything herein or in the Deposit Agreement to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of Deposited Property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs shall be reduced accordingly. In the event that the Depositary determines that any distribution of Deposited Property (including Eligible Securities and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Deposited Property (including Eligible Securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Deposited Securities or be able to exercise such rights. Nothing herein or in the Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Eligible Securities or other securities to be acquired upon the exercise of such rights.

(e) Distributions other than Cash, Shares or Rights to Purchase Shares: Upon receipt of a notice indicating that the Company wishes property other than cash, Eligible Securities or rights to purchase additional Eligible Securities, to be made to Holders of ADSs, the Depositary shall determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the

20

Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the documentation contemplated in the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is lawful and reasonably practicable. Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth above, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

If (i) the Company does not request the Depositary to make such distribution to Holders or requests the Depositary not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.

Neither the Depositary nor the Company shall be liable for (i) any failure to accurately determine whether it is lawful or practicable to make the property described in Section 4.5 of the Deposit Agreement available to Holders in general or any Holders in particular, nor (ii) any loss incurred in connection with the sale or disposal of such property.

(16)       Redemption. If the Company intends to exercise any right of redemption in respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least sixty (60) days prior to the intended date of redemption which notice shall set forth the particulars of the proposed redemption. Upon timely receipt of (i) such notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7 of the Deposit Agreement, and only if the Depositary shall have determined that such proposed redemption is reasonably practicable, the Depositary shall provide to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company’s notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against

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payment of the applicable redemption price. Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 of the Deposit Agreement. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the dollar equivalent of the per share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption of the Deposited Securities represented by ADSs (subject to the terms of Section 4.8 of the Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed redemption provided for in Section 4.7 of the Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.7 of the Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.7 of the Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(17)       Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Eligible Securities, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Deposited Securities that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix the record date (the “ADS Record Date”) for the determination of the Holders of ADS(s) who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Deposited Securities represented by each ADS. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as practicable to the applicable record date for the Deposited Securities (if any) set by the Company in the Republic of China and shall not announce the establishment of any ADS Record Date prior to the relevant corporate action having been made public by the Company (if such corporate action affects the Deposited Securities). Subject to applicable law, the terms and conditions of this ADR and Sections 4.1 through 4.8 of the Deposit Agreement, only the Holders of ADSs at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action. The Depositary shall, so long as the ADSs are listed in a securities exchange in the U.S., promptly notify such securities

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exchange of any action to fix an ADS Record Date or to close the transfer books for the ADSs.

(18)       Voting of Deposited Securities. (a) Voting by Shareholders. The Depositary has been advised that the Articles of Incorporation of the Company and the ROC Company Law, as in effect on the date of the Deposit Agreement, provide that:  (i) except for Shares held by the Company, a holder of Shares (including holders of interests in any Certificate of Payment evidencing the irrevocable right to receive Shares) is entitled to one vote for each Share held, (ii) the election of directors and supervisors takes place by means of cumulative voting, and (iii) a shareholder must, as to all matters subject to a vote of shareholders (other than the election of directors and supervisors), exercise the voting rights for all Deposited Securities held by such shareholder in the same manner (e.g., a holder of 1,000 Shares cannot split his/her votes but must vote all 1,000 Shares in the same manner except in the event of cumulative voting for an election of directors and supervisors).  Deposited Securities which have been withdrawn from the ADR Facility and timely transferred on the Company's register of shareholders to a person other than the Depositary's nominee may be voted by the registered holder(s) thereof directly, subject, in each case, to the limitations of ROC Law and the Articles of Incorporation of the Company.  Holders may not receive sufficient advance notice of shareholders' meetings to enable them to timely withdraw the Deposited Securities and vote at such meetings and may not be able to re-deposit the withdrawn securities under the terms of the Deposit Agreement.

(b) Voting by ADS Holders. Holders of ADSs have no individual voting rights with respect to the Shares represented by their ADSs.  Each Holder and Beneficial Owner shall be deemed, by acceptance of ADSs or acquisition of any beneficial interest therein, to have authorized and directed the Depositary's nominee, without liability, to appoint the Chairman of the Company (or his/her designate) (the “Voting Representative”), as representative of the Depositary's nominee who is registered in the Republic of China as representative of the Depositary and the Holders and Beneficial Owners in respect of the Deposited Securities (the “Registered Holder”) to vote the Deposited Securities in accordance with the terms hereof.

The Company agrees to timely notify the Depositary of any proposed shareholders' meeting and to provide to the Depositary in New York, at least 24 calendar days before any shareholders' meeting, sufficient copies as the Depositary may reasonably request of English language translations of the Company's notice of shareholders' meeting and the agenda of the materials to be voted on (in the form the Company generally makes available to holders of Shares in the Republic of China) (such materials collectively, the "Shareholder Notice"). As soon as practicable after receipt by the Depositary of the requisite number of Shareholder Notices, the Depositary shall establish the ADS Record Date (upon the terms of Section 4.9 of the Deposit Agreement) and shall, at the Company's expense and, provided no U.S. legal prohibitions exist, distribute to Holders as of the applicable ADS Record Date, (i) the Shareholder Notice, (ii) a Depositary notice setting forth the manner in which Holders of ADSs may instruct the Depositary to cause the  Deposited Securities represented by their ADSs to be voted under the terms of this Deposit Agreement including, a description of the Management

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Authorization (as defined below), together with a form of voting instructions and/or other means to provide voting instructions (the Depositary notice and the related materials prepared by the Depositary collectively, the "Depositary Notice").  The Depositary is under no obligation to distribute the Shareholder Notice or the Depositary Notice to Holders if the Company has failed to provide to the Depositary in New York the requisite number of Shareholder Notices at least 24 calendar days prior to the date of any shareholders' meeting.  If the Depositary has not delivered the Shareholder Notice or the Depositary Notice to Holders, it will endeavor to cause all Deposited Securities represented by ADSs to be present at the relevant shareholders' meeting insofar as practicable and permitted under applicable law but will not cause the Deposited Securities to be voted; provided, however, that the Depositary may determine, at its discretion, to distribute such Shareholder Notice or Depositary Notice to the Holders and/or cause the Shares or other Deposited Securities to be voted as it deems appropriate. There can be no assurance that Holders generally or any Holder in particular will receive Shareholder Notices or Depositary Notices with sufficient time to enable the return of voting instructions to the Depositary in a timely manner.

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

(c) Voting of Deposited Securities Upon ADS Holders' Instructions. If Holders of ADSs together holding at least 51% of all ADSs (including Temporary ADSs) outstanding as of the relevant ADS Record Date shall instruct the Depositary prior to the date established for such purpose by the Depositary to vote in the same manner in respect of one or more resolutions to be proposed at a shareholders' meeting (including resolutions for the election of directors and/or supervisors), the Depositary shall notify the Voting Representative and cause the Depositary's nominee as Registered Holder to appoint the Voting Representative as the representative of the Registered Holder (and indirectly of the Depositary, the Holders and the Beneficial Owners) to attend such shareholders' meeting and vote all Deposited Securities evidenced by ADSs (including Temporary ADSs) then outstanding in the manner so instructed by such Holders.  If voting instructions are received by the Depositary on or before the date established by the Depositary for the receipt of such instructions from any Holder as of the ADS Record Date, which are signed but without further indication as to voting instructions, the Depositary shall deem such Holder to have instructed a vote in favor of the items set forth in such instructions.  The Depositary and Custodian shall not have any obligation to monitor, and shall not incur any liability for, the actions, or the failure to act, of the Voting Representative as representative of the Registered Holder (and indirectly of the Depositary, the Holders and the Beneficial Owners).

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(d) Management Authorization. If, for any reason (other than a failure by the Company to supply the requisite number of Shareholder Notices to the Depositary within the requisite time period provided in Section 4.10 of the Deposit Agreement) the Depositary has not, prior to the date established for such purpose by the Depositary received instructions from Holders together holding at least 51% of all ADSs (including Temporary ADSs) outstanding at the relevant ADS Record Date, to vote in the same manner in respect of any resolution (including resolutions for the election of directors and/or supervisors) then, subject to the following paragraph, the Holders shall be deemed to have instructed the Depositary's nominee to give a discretionary authorization (a "Management Authorization") to the Voting Representative as the representative of the Registered Holder (and indirectly of the Depositary, the Holders and the Beneficial Owners) to attend and vote at such meeting all the Deposited Securities represented by ADSs (including Temporary ADSs) then outstanding in his or her discretion.  In such circumstances, the Voting Representative shall be free to exercise the votes attaching to the Deposited Securities in any manner he or she wishes, which may not be in the best interests of the Holders and Beneficial Owners.

The Depositary's grant of a Management Authorization in the manner and circumstances described in the preceding paragraph shall be subject to the receipt by the Depositary prior to each shareholders' meeting of an opinion of ROC counsel addressed to, and in form and substance satisfactory to, the Depositary to the effect that under ROC law (i) the arrangements relating to the Management Authorization are permissible, and (ii) the Depositary will not be deemed to be authorized to exercise any discretion when causing the voting in accordance with Section 4.10 of the Deposit Agreement and will not (in the absence of negligence, bad faith or breach of contract, and subject to general principles of agency) be subject to any liability under ROC law for losses arising from the exercise of the voting arrangements set out in Section 4.10 of the Deposit Agreement on the grounds that voting in accordance with Section 4.10 of the Deposit Agreement is in violation of ROC law.  In the event the Depositary does not receive such opinion, or the Voting Representative informs the Depositary that he or she does not wish to be so authorized, the Depositary will not grant the Management Authorization but will cause the Deposited Securities to be present at the shareholders' meeting to the extent practicable and permitted by applicable law for the purpose of satisfying quorum requirements but will not cause the Deposited Securities to be voted or the Management Authorization to be granted.

(e) General. The Depositary shall not, and the Depositary shall ensure that the Custodian and its nominees do not, vote or attempt to exercise the right to vote that attaches to the Deposited Securities other than in accordance with instructions given in accordance with Section 4.10 of the Deposit Agreement.  The terms of Section 4.10 of the Deposit Agreement may be amended from time to time in accordance with the terms of this Deposit Agreement.  By continuing to hold ADSs after the effective time of such amendment all Holders and Beneficial Owners shall be deemed to have agreed to the terms of Section 4.10 of the Deposit Agreement as so amended. Notwithstanding anything else contained in the Deposit Agreement, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies or instructions, of holders of Deposited Securities if the taking of such action

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would violate U.S. or ROC laws. The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. or ROC counsel, as applicable, addressing any actions requested to be taken if so reasonably requested by the Depositary.

(19)       Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or the Custodian in exchange for, or in conversion of, or replacement of, or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Property under the Deposit Agreement, and this ADR shall, subject to the provisions of the Deposit Agreement, this ADR and applicable law, represent the right to receive such additional or replacement Deposited Property. In giving effect to such change, split-up, cancellation, consolidation or other reclassification of Deposited Securities, recapitalization, reorganization, merger, consolidation or sale of assets, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Company provided pursuant to Section 5.7 of the Deposit Agreement and satisfactory to the Depositary that such actions are not in violation of any applicable laws or regulations, (i) issue and deliver additional ADSs as in the case of a stock dividend on the Shares, (ii) amend the Deposit Agreement and the applicable ADRs, (iii) amend the applicable Registration Statement(s) on Form F-6 as filed with the Commission in respect of the ADSs, (iv) call for the surrender of outstanding ADRs to be exchanged for new ADRs, and (v) take such other actions as are appropriate to reflect the transaction with respect to the ADSs. Notwithstanding the foregoing, in the event that any Deposited Property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such Deposited Property at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such Deposited Property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1 of the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such Deposited Property available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such Deposited Property.

(20)       Exoneration. Notwithstanding anything contained in the Deposit Agreement or any ADR, neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or

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incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and this ADR, by reason of any provision of any present or future law or regulation of the United States, the Republic of China or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Incorporation of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Incorporation of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADSs, or (v) for any consequential or punitive damages (including lost profits) for any breach of the terms of the Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement or this ADR.

(21)       Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under the Deposit Agreement or this ADR to any Holder(s) or Beneficial Owner(s), except that the Company and the Depositary agree to perform their respective obligations specifically set forth in the Deposit Agreement or this ADR without negligence or bad faith. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants and obligations should be read into the Deposit Agreement against the Depositary or the Company or their respective agents. Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote

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is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement. The Depositary shall not incur any liability for any failure to accurately determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Property, for the validity or worth of the Deposited Property or for any tax consequences that may result from the ownership of ADSs, Shares or other Deposited Property, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement, for the failure or timeliness of any notice from the Company, or for the failure of the Company to exchange any Certificate of Payment into Shares, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant. The Depositary shall not be obligated in any way to monitor or enforce the obligations of the Company, including, without limitation, in respect of any Certificate of Payment, the conversion of such Certificate of Payment into Shares.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

(22)       Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 60th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.8 and 5.9 of the Deposit Agreement). The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such

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predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9 of the Deposit Agreement), (ii) duly assign, transfer and deliver all of the Depositary’s right, title and interest to the Deposited Property to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADSs and such other information relating to ADSs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders. Any entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(23)       Amendment/Supplement. Subject to the terms and conditions of this paragraph 21, the Deposit Agreement and applicable law, this ADR and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADSs. Notice of any amendment to the Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary). The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement and this ADR as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADS and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement and this ADR in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

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(24)       Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If sixty (60) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The date so fixed for termination of the Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the “Termination Date”. Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Deposit Agreement. If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell Deposited Property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any other Deposited Property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Deposit Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Deposit Agreement. At any time after the Termination Date, the Depositary may sell the Deposited Property then held under the Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Deposit Agreement, in an un-segregated account and without liability for interest, for the pro rata benefit of the Holders whose ADSs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Deposit Agreement), and (ii) as may be required at law in connection with the termination of the Deposit Agreement. After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement, except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 of the Deposit Agreement. The obligations under the terms of the Deposit Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable

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ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement.

(25)       Compliance with U.S. Securities Laws. Notwithstanding any provisions in this ADR or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

(26)       Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this paragraph (26), the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. The Depositary may issue ADSs against evidence of rights to receive Eligible Securities from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Eligible Securities. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Eligible Securities. In its capacity as Depositary, the Depositary shall not lend Deposited Securities or ADSs; provided, however, that, subject to Republic of China rules and regulations, the Depositary may (i) issue ADSs prior to the receipt of Eligible Securities pursuant to Section 2.3 of the Deposit Agreement and (ii) deliver Deposited Securities prior to the receipt of ADSs for cancellation upon withdrawal of Deposited Securities pursuant to Section 2.7 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Eligible Securities may not have been received (each such transaction a “Pre-Release Transaction”). The Depositary may receive ADSs in lieu of Eligible Securities under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Eligible Securities or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Eligible Securities or ADSs in its records and to hold such Eligible Securities or ADSs in trust for the Depositary until such Eligible Securities or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Eligible Securities or ADSs and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Eligible Securities involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case-by-case basis as it deems appropriate. The Depositary may retain for its own account any compensation received

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by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

(27)       Governing Law / Waiver of Jury Trial. The Deposit Agreement and the ADRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in the Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of the Republic of China (or, if applicable, such other laws as may govern the Deposited Securities). EACH OF THE PARTIES TO THE DEPOSIT AGREEMENT (INCLUDING, WITHOUT LIMITATION, EACH HOLDER AND BENEFICIAL OWNER) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY ARISING OUT OF, OR RELATING TO, THE DEPOSIT AGREEMENT, ANY ADR AND ANY TRANSACTIONS CONTEMPLATED THEREIN (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR OTHERWISE).

(28)       Right to Submit Proposals at Annual Ordinary Meeting of Shareholders.  (a)  Proposals by Shareholders:  The Company has informed the Depositary that under ROC Company Law, as in effect as of the date of the Deposit Agreement, holders of one percent (1%) or more of the total issued and outstanding Shares of the Company as of the applicable record date for determining holders of Shares with the right to vote at an annual ordinary meeting of the Company’s shareholders (the “Shareholder Proposal Record Date”), are entitled to submit one (1) written proposal (the “Proposal”) each year for consideration at the annual ordinary meeting of the Company’s shareholders, provided that:  (i) the Proposal is in the Chinese language and does not exceed 300 Chinese characters (including the reason(s) for the Proposal and all punctuation marks) in length, (ii) the Proposal is submitted to the Company prior to the expiration of the period for submission of Proposals (the “Submission Period”) announced by the Company (which Submission Period and the place for eligible shareholders to submit the Proposal the Company undertakes to announce publicly each year in a report on Form 6-K submitted to the Commission prior to the commencement of the 60 days closed period prior to the annual ordinary meeting of the Company’s shareholders), (iii) only one (1) matter for consideration at the annual ordinary meeting of the Company’s shareholders shall be allowed in each Proposal, and (iv) the proposing shareholder shall attend, in person or by a proxy, such annual ordinary meeting of the Company’s shareholders whereat his or her or its Proposal is to be discussed and such proposing shareholder, or his or her or its proxy, shall take part in the discussion of such Proposal.  As the holder of the Deposited Securities, the Depositary or its nominee is entitled, provided the conditions of ROC law are satisfied, to submit only one (1) Proposal each year in respect of all of the Shares held on deposit as of the applicable

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Shareholder Proposal Record Date.  Holders and Beneficial Owners of ADSs do not under ROC law have individual rights to submit Proposals to the Company for consideration at the annual ordinary meeting of the Company’s shareholders but may be able to submit Proposals to the Company for consideration at the annual ordinary meeting of the Company’s shareholders if the Beneficial Owners (i) timely present their ADSs to the Depositary for cancellation pursuant to the terms of the Deposit Agreement and become holders of Shares in the ROC prior to the expiration of the Submission Period and prior to the applicable Shareholder Proposal Record Date, and (ii) otherwise satisfy the conditions of ROC law applicable to the submission of Proposals to the Company for consideration at an annual ordinary meeting of the Company’s shareholders.  Beneficial Owners of ADSs may not receive sufficient advance notice of an annual ordinary meeting of the Company’s shareholders to enable the timely withdrawal of Shares to make a Proposal to the Company and may not be able to re-deposit under the Deposit Agreement the Shares so withdrawn.  The Company has informed the Depositary that a Proposal shall only be voted upon at the annual ordinary meeting of the Company’s shareholders if the Proposal is accepted by the board of directors of the Company as eligible in accordance with Article 172-1 of the ROC Company Law and the Company's Articles of Incorporation for consideration at an annual ordinary meeting of the Company’s shareholders.

(b) Single Proposal by Depositary or its Nominee on behalf of Beneficial Owners.  Holders and Beneficial Owners of ADSs do not have individual proposal rights.  The Depositary will, if so requested by (a) Beneficial Owner(s) as of the applicable ADS Record Date that own(s), individually or as a group, at least 51% of the ADSs outstanding as of the applicable ADS Record Date (such Beneficial Owner(s), the “Submitting Holder(s)”), submit to the Company for consideration at the annual ordinary meeting of the Company’s shareholders one (1) Proposal each year, provided that:  (i) the Proposal submitted to the Depositary by the Submitting Holder(s) is in the Chinese language and does not exceed 300 Chinese characters (including the reason(s) for the Proposal and all punctuation marks) in length, (ii) the Proposal from the Submitting Holder(s) is received by the Depositary at least two (2) Business Days prior to the expiration of the Submission Period, (iii) the Proposal is accompanied by a written certificate signed by each Submitting Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the “First Proposal Certificate”), certifying, inter alia, (w) that each Submitting Holder has only certified the said Proposal, (x) that the Submitting Holder(s) own(s), individually or in the aggregate, at least 51% of the ADSs outstanding as of the date the Proposal is submitted by the Submitting Holder(s) to the Depositary (the “Proposal Submission Date”), (y) if the Proposal Submission Date is (i) on or after the applicable ADS Record Date, that the Submitting Holder(s) owned at least 51% of the ADSs outstanding as of the applicable ADS Record Date, and (ii) prior to the applicable ADS Record Date, that the Submitting Holder(s) will continue to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date and will provide the Second Proposal Certificate, as defined below, and (z) the name(s) and address(es) of the Submitting Holder(s) and the number of ADSs owned by each Submitting Holder (together with certified evidence of each Submitting Holder’s ownership of the applicable ADSs as of the Proposal Submission Date, in the case of (y)(ii) above, and the applicable ADS Record Date, in the case of

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(y)(i) above)), (iv) if the Proposal Submission Date is prior to the applicable ADS Record Date, the Depositary must also receive from the Submitting Holder(s), within five (5) Business Days after the applicable ADS Record Date, a second written certificate signed by each Submitting Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the “Second Proposal Certificate”), certifying, inter alia, that the Submitting Holder(s) continued to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date (together with certified evidence of each Submitting Holder’s ownership of the applicable ADSs as of such applicable ADS Record Date), (v) the Proposal is accompanied by a joint and several irrevocable undertaking of all Submitting Holders (which undertaking may be contained in the First Proposal Certificate or the Second Proposal Certificate) that each such Submitting Holder shall pay all fees and expenses incurred in relation to the submission of the Proposal for voting at the annual ordinary meeting of the Company’s shareholders (including, but not limited to, the costs and expenses of the Submitting Holder(s), or his, her, its or their representative, to attend the annual ordinary meeting of the Company’s shareholders), (vi) the Shares registered in the name of the Depositary or its nominee as representative of the Holders and Beneficial Owners constitute one percent (1%) or more of the total issued and outstanding Shares of the Company as of the Shareholder Proposal Record Date, (vii) such Proposal contains only one (1) matter for consideration at the annual ordinary meeting of the Company’s shareholders, and (viii) the Submitting Holder(s), or his, her, its or their representative, upon the authorization by the Depositary, attend(s) the annual ordinary meeting of the Company’s shareholders and take(s) part in the discussions of the Proposal in the Chinese language, provided further that only one (1) individual may attend, and take part in the discussion of the Proposal at such annual ordinary meeting on behalf of a Submitting Holder or a group of Submitting Holders.  Each Beneficial Owner hereby agrees and acknowledges that (i) the chairman of the annual ordinary meeting of the Company’s shareholders will treat the Proposal in accordance with the ROC Company Law and the rules governing the proceeding of such meeting, including but not limited to, having such Proposal discussed and voted at such meeting, regardless of whether the Submitting Holder(s) attends such meeting, and (ii) in no event shall a Submitting Holder’s, or his, her, its or their representative's, presence at an annual ordinary meeting of the Company’s shareholders entitle such Submitting Holder(s), or his, her, its or their representative, to vote the Shares represented by such Submitting Holder’s ADSs (or any other ADSs) at such annual ordinary meeting of the Company’s shareholders.

Upon the timely receipt by the Depositary of any Proposal which the Depositary reasonably believes to be in full compliance with the immediately preceding paragraph, the Depositary shall submit a copy of such Proposal and of the other materials received from the Submitting Holder(s) to the Company prior to the expiration of the Submission Period.  Any Proposal so submitted as to which the Depositary has not received within five (5) Business Days after the applicable ADS Record Date any Second Proposal Certificate required under the immediately preceding paragraph shall be deemed irrevocably withdrawn at the expiration of such five (5) Business Day period.  In the event the Depositary receives more than one (1) Proposal by a Submitting Holder, or a group of Submitting Holders, each of which appears to satisfy the requirements set forth in the immediately preceding paragraph, the Depositary is hereby authorized and

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instructed to disregard all Proposals received from such Submitting Holder(s), except for the first Proposal received by the Depositary from such Submitting Holder(s) and shall submit such Proposal to the Company for consideration at the annual ordinary meeting of the Company's shareholders in accordance with the terms of the Deposit Agreement.  The Depositary shall not have any obligation to verify the accuracy of the information contained in any document submitted to it by the Submitting Holder(s).  Neither the Depositary nor its nominee shall be obligated to attend and speak at the annual ordinary meeting of the Company’s shareholders on behalf of the Submitting Holder(s).

Notwithstanding anything contained in the Deposit Agreement or any ADR and except that the Depositary shall arrange, at the request of the Company and at the Company's expense, for the mailing to Holders of copies of materials that the Company has made available to the Depositary for such purpose, the Depositary shall not be obligated to provide to the Holders or Beneficial Owners of ADSs any notices relating to the proposal rights, including, without limitation, notice of the Submission Period, or the receipt of any Proposal(s) from Submitting Holders, or of the holdings of any ADSs by any persons, except that the Depositary shall, upon a Holder's request, inform such Holder of the total number of ADSs then issued and outstanding.

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(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within ADR and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said ADR on the books of the Depositary with full power of substitution in the premises.

Dated:	Name:

By:
Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.

SIGNATURE GUARANTEED
All endorsements or assignments of ADRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

Legends
[The ADRs issued in respect of Partial Entitlement American Depositary Shares shall bear the following legend on the face of the ADR: “This ADR evidences ADSs representing 'partial entitlement' [common shares] [interests in the Certificate of Payment] of ASE Industrial Holding Co., Ltd. and as such do not entitle the holders thereof to the same per-share entitlement as other [common shares] [interests in the Certificate of Payment] (which are 'full entitlement' [common shares] [interests in the Certificate of Payment]) issued and outstanding at such time. The ADSs represented by this ADR shall entitle holders to distributions and entitlements identical to other ADSs when the [common shares] [interests in the Certificate of

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Payment] represented by such ADSs become 'full entitlement' [common shares] [interests in the Certificate of Payment].”]

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